Exhibit 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer, respectively, of First Bankshares, Inc. and Subsidiary, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended March 31, 2009, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of First Bankshares, Inc. and Subsidiary at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date: May 12, 2009	/s/ Darrell G. Swanigan
Darrell G. Swanigan
President and Chief Executive Officer
(Principal Executive Officer)

Date: May 12, 2009	/s/ Robert E. Clary
Robert E. Clary, CPA
Chief Financial Officer
(Principal Financial and Accounting Officer)

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